UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

UNITED HOMES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

917 Chapin Road Chapin, South Carolina	29036
(Address of principal executive offices)	(Zip Code)

(844) 766-4663

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.0001 per share	UHG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Common Share for $11.50 per share	UHGWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 17, 2024, David Hamamoto resigned as a member of the board of directors (the “Board”) of United Homes Group, Inc. (the “Company”), with such resignation becoming effective immediately. As a Class III director, Mr. Hamamoto’s term was set to expire at the Company’s annual meeting of stockholders to be held in 2026. Mr. Hamamoto’s resignation was not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices.

Election of Director

On April 19, 2024, the Board of the Company elected James M. Pirrello to fill the vacancy on the Board created as a result of Mr. Hamamoto’s resignation, as a Class III director whose term will expire at the Company’s 2026 annual meeting of stockholders. Mr. Pirrello, 65, is the Managing Partner of Berkeley-Columbia Consulting Group. From 2018 through February 2023, Mr. Pirrello served as a Regional President for Century Communities, Inc. (NYSE: CCS), overseeing their Southeast, Texas, and Florida regions. He also served as CFO of Interior Logic Group, one of the nation’s largest flooring and finishes contractors to homebuilders, multifamily builders, and big box home supply stores. During his tenure at ILG, he guided the company through its merger with Interior Specialists, ILG’s largest competitor, in early 2018. From 2016 to 2017, Mr. Pirrello was the CFO of UCP, Inc. (NYSE: UCP), a San Jose-based land developer and homebuilder that was acquired by Century Communities in 2017. Before UCP, Mr. Pirrello spent most of his 30 years in homebuilding with large public and private builders, including PulteGroup, Inc. (NYSE: PHM), NVR, Inc. (NYSE: NVR), First Homebuilders of Florida, and BCB Homes, in markets throughout the United States. He has raised billions of dollars in capital, both public and private, and including debt and equity. Mr. Pirrello has extensive experience in M&A transactions and homebuilding operations. Mr. Pirrello earned two MBAs, from Columbia University and the University of California at Berkeley, and his undergraduate degree in accounting from Juniata College.

Mr. Pirrello will receive compensation for his service as a non-employee member of the Board at the same level as the Company’s other non-employee directors.

There are no arrangements or understandings between Mr. Pirrello and any other person pursuant to which Mr. Pirrello was selected as a director, and there are no transactions in which the Company is a party and in which Mr. Pirrello has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 22, 2024, the Company issued a press release regarding the changes in composition of the Board described in Item 5.02 above. The press release is being furnished hereto as Exhibit 99.1. The information in this Item 7.01, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated April 22, 2024

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2024

United Homes Group, Inc.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer